SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant    ☒
Filed by a Party other than the Registrant    ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

ARCHER-DANIELS-MIDLAND COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if
Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:

     5) Total fee paid:

☐           Fee paid previously with preliminary materials.
☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

ARCHER-DANIELS-MIDLAND COMPANY

4666 Faries Parkway, Decatur, Illinois 62526-5666

NOTICE OF ANNUAL MEETING

To All Stockholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Archer-Daniels-Midland Company, a Delaware corporation, will be held at the JAMES R. RANDALL RESEARCH CENTER, 1001 BRUSH COLLEGE ROAD, DECATUR, ILLINOIS, on Thursday, November 6, 2003, at 11:00 A.M., for the following purposes:

(1) To elect Directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified; and

(2) To transact such other business as may properly come before the meeting.

By Order of the Board of Directors

D.J. SMITH, SECRETARY

September 22, 2003

PROXY STATEMENT
Summary Compensation Table
Stock Option Grants in Last Fiscal Year
Aggregated Option Exercises in Fiscal Year and Fiscal Year-End Option Values(1)
Equity Compensation Plan Information
Pension Plan Table
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
PROXY CARD

ARCHER-DANIELS-MIDLAND COMPANY

4666 Faries Parkway, Decatur, Illinois 62526-5666

September 22, 2003

PROXY STATEMENT

General Matters

      The accompanying proxy is SOLICITED BY THE BOARD OF DIRECTORS of Archer-Daniels-Midland Company (the “Company”) for the Annual Meeting of Stockholders of the Company to be held at the JAMES R. RANDALL RESEARCH CENTER, 1001 BRUSH COLLEGE ROAD, DECATUR, ILLINOIS, on Thursday, November 6, 2003 at 11:00 A.M. This Proxy Statement and the enclosed form of proxy are first being mailed to Stockholders on or about September 22, 2003.

      The cost of solicitation of proxies will be borne by the Company. Georgeson Shareholder Communications Inc. has been retained by the Company to assist in solicitation of proxies at a fee of $21,000, plus reasonable out-of-pocket expenses. Solicitation other than by mail may be made by officers or by regular employees of the Company or by employees of Georgeson Shareholder Communications Inc. by personal, telephone, mail or internet solicitation, the cost of which is expected to be nominal. The Company will reimburse brokerage firms and other securities custodians for their reasonable expenses in forwarding proxy materials to their principals.

      As a matter of policy, the Company keeps confidential proxies, ballots and voting tabulations that identify individual Stockholders. Such documents are available for examination only by the inspectors of election, the Company’s transfer agent and certain employees who are associated with processing proxy cards and tabulating the vote. The vote of any Stockholder is not disclosed except in a contested proxy solicitation or as may be necessary to meet legal requirements.

      Only holders of shares of Common Stock of record at the close of business on September 12, 2003 will be entitled to notice of and to vote at the meeting and at all adjournments thereof. At the close of business on September 12, 2003, the Company had 647,540,043 outstanding shares of Common Stock, each share being entitled to one vote.

      Admittance to the Annual Meeting will be limited to Stockholders. If you are a Stockholder of record and plan to attend, please detach the admission ticket from the top of your proxy card and bring it with you to the Annual Meeting. The number of people admitted will be determined by how the shares are registered, as indicated on the admission ticket. If you are a Stockholder whose shares are held by a broker, bank or other nominee, please request an admission ticket by writing to our principal executive offices at: Archer-Daniels-Midland Company, Shareholder Relations, 4666 Faries Parkway, Decatur, IL 62526-5666. Evidence of your stock ownership, which you can obtain from your broker, bank or nominee, must accompany your letter. Stockholders who are not pre-registered will only be admitted to the meeting upon verification of stock ownership. The number of tickets sent will be determined by the manner in which shares are registered. If your request is received by October 23, 2003, an admission ticket will be mailed to you. All other admission tickets can be obtained at the registration table located at the James R. Randall Research Center lobby beginning at 9:30 A.M. on the day of the Annual Meeting.

      Shares represented by proxies in the form enclosed, properly executed, will be voted. Proxies may be revoked at any time prior to being voted by delivering written notice or a proxy bearing a later date to the Secretary of the Company or by attending the Annual Meeting and voting in person.

      A plurality of the votes of outstanding shares of Common Stock of the Company present in person or represented by proxy at the meeting and entitled to vote on the election of directors is required for the election of directors. In the election of directors, abstentions and broker non-votes are counted toward a quorum, but have no effect on the outcome of the election of directors.

Principal Holders of Voting Securities

      The following Stockholders are known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock of the Company (based upon filings with the Securities and Exchange Commission):

Name and Address of Beneficial Owner	Amount		Percent of Class

State Farm Mutual Automobile Insurance	56,503,012	(1)	8.73
Company and Related Entities One State Farm Plaza Bloomington, Illinois 61701
Brandes Investment Partners, LLC	36,408,113	(2)	5.62
11988 El Camino Real, Suite 500 San Diego, California 92130

(1)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 7, 2003. State Farm Mutual Automobile Insurance Company and related entities have shared dispositive power with respect to 237,020 shares, sole dispositive power with respect to 56,274,192 shares, shared voting power with respect to 22,156 shares and sole voting power with respect to 56,274,192 shares.

(2)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2003. Brandes Investment Partners, LLC has shared dispositive power with respect to 36,408,113 shares, sole dispositive power with respect to zero shares, shared voting power with respect to 26,723,955 shares and sole voting power with respect to zero shares.

Election of Directors

      The Board of Directors has fixed the size of the Board at nine (9). It is intended that proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect the nominees named below.

      Seven of the nine nominees proposed for election to the Board of Directors are presently members of the Board. Mrs. Sandra Andreas McMurtrie, Mr. Herman de Boon and Mr. Andrew Young are not nominees for re-election. The new nominees for election to the Board of Directors are Mr. Patrick J. Moore and Mr. Kelvin R. Westbrook.

      The proxies (unless otherwise directed) will be voted for the election of the nominees named herein as Directors to hold office until the next succeeding Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event any nominee for Director becomes unable to serve as a Director, it is intended that the persons named in the proxy may vote for a substitute who will be designated by the Board of Directors. The Board has no reason to believe that any nominee will be unable to serve as a Director. All present members of the Board have served continuously as Directors from the year stated in the table below.

      The nominees, their age, position with the Company, principal occupation, directorships of other publicly-owned companies, the year in which each first became a Director, and the number of shares of Common Stock of the Company beneficially owned, directly or indirectly, by each are shown in the following table. All of the nominees have been Executive Officers of their respective companies or employed as otherwise specified below for at least the last five years.

	Year First
Name, Age, Principal Occupation or	Elected	Common		Percent
Position, Directorships of Other	as	Stock		of
Publicly-Owned Companies	Director	Owned		Class

G. Allen Andreas, 60	1997	4,966,755	(1)(3)	*
Chairman of the Board and Chief Executive of the Company
Mollie Hale Carter, 41	1996	14,421,701	(2)(4)	2.23
Chairman, Sunflower Bank and Vice President, Star A, Inc. (a farming and ranching operation), Director of Westar Energy
Roger S. Joslin, 67	2001	16,513	(2)	*
Former Vice Chairman of the Board of State Farm Mutual Automobile Insurance Company
D. J. Mimran, 36	1999	2,831,624	(2)(5)	*
Chief Executive Officer of Groupe Mimran and President of Eurafrique, Sometra and Cavpa (international grain trading companies), Vice Chairman of Milestone Merchant Partners, LLC
Patrick J. Moore, 49		0		*
Chairman, President and Chief Executive Officer of Smurfit-Stone Container Corporation (a producer of paperboard and paper-based packaging products), Director of Reserve Capital Partners
M. Brian Mulroney, 64	1993	53,743	(2)	*
Senior Partner in the law firm of Ogilvy Renault, Director of Barrick Gold Corporation, TrizecHahn Corporation, Cendant Corporation, AOL Latin America, Inc., Quebecor Inc. and Quebecor World, Inc.
J. K. Vanier, 75	1978	12,272,217	(2)(6)	1.90
Chief Executive Officer, Western Star Ag. Resources, Inc. (investments and livestock)
O. G. Webb, 67	1991	31,260	(2)	*
Farmer. Former Chairman of the Board and President, GROWMARK, Inc. (a farmer-owned cooperative)
Kelvin R. Westbrook, 48		0		*
President and Chief Executive Officer of Millennium Digital Media, L.L.C. (a broadband services company), Director of Angelica Corporation

*	Less than 1% of outstanding shares

(1)	Includes shares allocated as a beneficiary under the Company’s Tax Reduction Act Stock Ownership Plan (TRASOP) and ADM Employee Stock Ownership Plan (ESOP).

(2)	Includes stock units allocated under the Company’s Stock Unit Plan for Nonemployee Directors that are deemed to be the equivalent of outstanding shares of Common Stock for accounting and valuation purposes.

(3)	Includes 3,865,651 shares, in which Mr. Andreas disclaims any beneficial interest, in trust for members of his family of which he is a trustee or has sole or shared voting power. Includes 624,319 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

(4)	Includes 4,989,251 shares owned by or in trust for members of Ms. Carter’s family in which Ms. Carter disclaims beneficial interest in 175,009 shares. Includes 9,381,099 shares held in family corporations with respect to which Ms. Carter disclaims any beneficial interest in 8,781,862 shares.

(5)	Includes 1,797,598 shares in which Mr. Mimran has shared voting power.

(6)	Includes 113,485 shares owned by members of Mr. Vanier’s family in which he disclaims any beneficial interest. Includes 7,639,793 shares in various trusts of which Mr. Vanier is one of the trustees and in a corporation in which Mr. Vanier and members of his family have certain beneficial interests (see footnote 4; Mr. Vanier is the brother of Ms. Carter’s mother and 4,102,824 of the reported shares were also reported by Ms. Carter).

      P. B. Mulhollem, D. J. Smith, W. H. Camp and J. D. Rice are four of the five highest paid Executive Officers of the Company but are not Directors of the Company.

      P. B. Mulhollem beneficially owns 314,368 shares of Common Stock of the Company, constituting less than 1% of the outstanding shares of Common Stock, which number includes (1) shares allocated to him as a beneficiary under the Company’s ESOP and 401(k), and (2) 163,709 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

      D. J. Smith beneficially owns 191,608 shares of Common Stock of the Company, constituting less than 1% of the outstanding shares of Common Stock, which number includes (1) shares allocated to him as a beneficiary under the Company’s ESOP and 401(k), and (2) 117,636 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

      W. H. Camp beneficially owns 193,846 shares of Common Stock of the Company, constituting less than 1% of the outstanding shares of Common Stock, which number includes (1) shares allocated to him as a beneficiary under the Company’s ESOP and 401(k), and (2) 116,215 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

      J. D. Rice beneficially owns 252,194 shares of Common Stock of the Company, constituting less than 1% of the outstanding shares of Common Stock, which number includes (1) shares allocated to him as a beneficiary under the Company’s ESOP and 401(k), and (2) 139,633 shares that are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

      Sandra Andreas McMurtrie, Herman de Boon and Andrew Young were Directors during the fiscal year ended June 30, 2003, but are not nominees for reelection.

      Mrs. McMurtrie beneficially owns 29,040,044 shares of Common Stock of the Company, constituting 4.48% of the outstanding shares of Common Stock, which number includes stock units allocated under the Company’s Stock Unit Plan for Nonemployee Directors that are deemed to be the equivalent of outstanding shares of Common Stock for accounting and valuation purposes. Such number also includes 27,554,905 shares in which Mrs. McMurtrie disclaims any beneficial interest, in trust for members of her family of which she is a trustee, in a foundation of which Mrs. McMurtrie is an officer and in a partnership of which Mrs. McMurtrie is the President which includes 192,305 shares held for G. Allen Andreas.

      Mr. de Boon beneficially owns 12,575 shares of Common Stock of the Company, constituting less than 1% of the outstanding shares of Common Stock, which number includes stock units allocated under the Company’s Stock Unit Plan for Nonemployee Directors that are deemed to be the equivalent of outstanding shares of Common Stock for accounting and valuation purposes.

      Mr. Young beneficially owns 51,947 shares of Common Stock of the Company, constituting less than 1% of the outstanding shares of Common Stock, which number includes stock units allocated under the Company’s Stock Unit Plan for Nonemployee Directors that are deemed to be the equivalent of outstanding shares of Common Stock for accounting and valuation purposes.

      Common Stock beneficially owned by all Directors and Executive Officers as a group, numbering 38 persons including those listed above, is 67,635,209 shares representing 10.44% of the outstanding shares, of which 2,462,910 shares are unissued but are subject to stock options exercisable within 60 days from the date of this Proxy Statement.

      G. Allen Andreas and Sandra Andreas McMurtrie are cousins. Mollie Hale Carter is a niece of J. K. Vanier.

Information Concerning Committees and Meetings

      During the last fiscal year, the Board of Directors of the Company held five regularly scheduled meetings.

      During the last fiscal year, the Board had Audit, Compensation, Nominating, Succession, Public Policy, Corporate Governance, and Executive Committees. The Audit Committee consisted of Mr. Joslin, Chairperson, Messrs. de Boon, Mimran, and Young and Ms. Carter; the Compensation Committee consisted of Mr. Webb, Chairperson, and Messrs. Joslin and Vanier; the Nominating Committee consisted of Ms. Carter, Chairperson, and Messrs. Mimran and Young; the Succession Committee consisted of Mr. Webb, Chairperson, and Messrs. Joslin and Vanier; the Public Policy Committee consisted of Mr. Mulroney, Chairperson, Mr. de Boon and Ms. McMurtrie; the Corporate Governance Committee consisted of Ms. Carter, Chairperson, Ms. McMurtrie and Messrs. Mulroney, Webb and Young; and the Executive Committee consisted of Mr. Andreas, Chairperson, Messrs. Mimran, Vanier and Webb and Ms. McMurtrie.

      The Audit Committee, which operates pursuant to a written charter adopted by the Board, met four times during the fiscal year. All of the members of the Audit Committee were determined by the Board to be “independent” directors, as that term is defined in the applicable listing standards of the New York Stock Exchange. The Audit Committee reviews the (1) overall plan of the annual independent audit, (2) financial statements, (3) scope of audit procedures, (4) performance of the Company’s independent auditors and internal auditors, (5) auditors’ evaluation of internal controls, and (6) matters of legal compliance.

      The Compensation Committee, which met four times during the fiscal year, reviews and establishes compensation of officers, approves direct annual compensation to any employee in the amount of $200,000 or more, approves awards to employees pursuant to the incentive compensation plans of the Company, and approves modifications in employee benefit plans with respect to the benefits salaried employees receive under such plans. All of its actions are either reported to the Board or submitted to the Board for ratification.

      The Nominating Committee, which met once during the fiscal year, considers and recommends nominees to the Board. The Committee will consider nominees recommended by a Stockholder provided the Stockholder submits the nominee’s name in a written notice delivered to the Secretary of the Company at the principal executive offices of the Company not less than sixty nor more than ninety days prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided that, in the event that the Annual Meeting is called for a date that is not within thirty days before or after such anniversary date, the notice must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or public disclosure of the date of the Annual Meeting was made, whichever first occurs (different notice delivery requirements may apply if the number of Directors to be elected at an Annual Meeting is being increased, and there is no public announcement by the Company naming all of the nominees or specifying the size of the increased Board at least one hundred days prior to the first anniversary of the preceding year’s Annual Meeting). Any such notice must set forth the information required by Section 1.4(c) of the Company’s Bylaws, and must be accompanied by the written consent of the proposed nominee to being named as a nominee and to serve as a Director if elected.

      The Succession Committee, which met four times during the fiscal year, reviews and establishes the succession plans for the management of the Company.

      The Public Policy Committee, which met twice during the fiscal year, reviews and recommends activities directed at fulfilling the social responsibility of the Company.

      The Corporate Governance Committee, which met three times during the fiscal year, assesses Board and Committee effectiveness and establishes and approves performance criteria for evaluation of the Chief Executive.

      The Executive Committee, which met twice during the fiscal year, exercises the power and authority of the Board in the management and direction of the business and affairs of the Company when the Board is not in session.

Executive Compensation

      The following table sets forth information concerning the Company’s Chief Executive and the four other most highly-paid Executive Officers of the Company.

Summary Compensation Table

						Long Term Compensation
	Annual Compensation
						Restricted		Securities
				Other Annual		Stock		Underlying	All Other
	Fiscal		Bonus	Compensation		Awards		Options	Compensation
Name and Principal Position	Year	Salary($)	($)	($)		($)		(#)(1)	($)(2)

G. A. Andreas	2003	2,795,833	-0-	153,909	(3)	2,314,761	(4)	288,866	10,000
Chairman and Chief	2002	2,557,833	-0-	142,704	(3)	-0-		525,000	10,000
Executive	2001	2,398,480	-0-	66,992	(3)	-0-		-0-	8,500
P. B. Mulhollem	2003	1,528,206	-0-	—		1,262,595	(4)	157,653	12,226	(5)
President and Chief	2002	1,129,576	-0-	—		-0-		157,499	10,000
Operating Officer	2001	620,500	-0-	—		-0-		-0-	231,589	(6)
D. J. Smith	2003	691,667	-0-	—		410,339	(4)	51,208	10,000
Executive Vice President,	2002	573,333	-0-	—		-0-		94,499	9,500
Secretary and General	2001	500,004	-0-	—		-0-		-0-	8,500
Counsel
W. H. Camp	2003	670,833	-0-	—		410,339	(4)	51,208	10,000
Senior Vice President	2002	528,910	-0-	—		-0-		62,999	11,217	(7)
	2001	439,167	-0-	—		-0-		-0-	243,387	(8)
J. D. Rice	2003	661,667	-0-	—		410,339	(4)	51,208	10,000
Senior Vice President	2002	638,300	-0-	—		-0-		104,999	9,500
	2001	584,917	-0-	—		-0-		-0-	8,500

(1)	Number of options granted in fiscal year indicated and adjusted for all stock dividends and stock splits effected to date.

(2)	Except with respect to Mr. Mulhollem in 2003 and 2001, and Mr. Camp in 2002 and 2001, these amounts represent only the Company’s matching contribution under the Company’s Employee Stock Ownership and 401(k) plans in calendar years 2001, 2002 and 2003.

(3)	Includes $92,473, $51,433 and $45,203 for personal use of company-owned aircraft in 2003, 2002 and 2001, respectively; also includes $46,623 for personal use of company-owned security system in 2002. Amounts for Other Annual Compensation are reported on a calendar year basis.

(4)	On August 8, 2002, Mr. Andreas was granted a restricted stock award in the amount of 201,810 shares valued at $2,314,761 on the date of grant; Mr. Mulhollem was granted a restricted stock award in the amount of 110,078 shares valued at $1,262,595 on the date of grant; and Messrs. Smith, Camp and Rice were each granted a restricted stock award in the amount of 35,775 shares valued at $410,339 on the date of grant. Such restricted stock vests on August 8, 2005. Each of such grantees is entitled to receive all dividends paid with respect to such restricted stock.

The number and value of holdings of restricted stock at the end of the Company’s fiscal year (based on the closing price of the Company’s Common Stock on June 30, 2003) were as follows:

	Number	Value

G. A. Andreas	201,810	$2,597,295
P. B. Mulhollem	110,078	$1,416,704
D. J. Smith	35,775	$460,424
W. H. Camp	35,775	$460,424
J. D. Rice	35,775	$460,424

(5)	Includes $2,226 paid pursuant to the Company’s program for expatriates relating primarily to reimbursement of amounts paid with respect to foreign taxes; also includes $10,000 for the Company’s matching contribution under the Company’s Employee Stock Ownership and 401(k) plans.

(6)	Includes $223,089 paid pursuant to the Company’s program for expatriates relating primarily to reimbursement of amounts paid with respect to foreign taxes; also includes $8,500 for the Company’s matching contribution under the Company’s Employee Stock Ownership and 401(k) plans.

(7)	Includes $1,217 paid pursuant to Company’s program for expatriates relating primarily to reimbursement of amounts paid with respect to foreign taxes; also includes $10,000 for the Company’s matching contribution under the Company’s Employee Stock Ownership and 401(k) plans.

(8)	Includes $234,887 paid pursuant to Company’s program for expatriates relating primarily to reimbursement of amounts paid with respect to foreign taxes; also includes $8,500 for the Company’s matching contribution under the Company’s Employee Stock Ownership and 401(k) plans.

      During the last fiscal year, compensation for nonemployee Directors consisted of an annual retainer of $150,000, at least one-half of which will be paid in stock units pursuant to the Company’s Stock Unit Plan for Nonemployee Directors.

Stock Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable
	Number of				Value at Assumed Annual
	Securities	Percent of			Rates of Stock Price
	Underlying	Total Options	Exercise		Appreciation for
	Options	Granted to	or Base		Option Term
	Granted	Employees in	Price	Expiration
Name	(#)(1)	Fiscal Year	($/Sh)	Date	5%($)(2)	10%($)(2)

G. A. Andreas	288,866	6.51	11.30	8/8/2012	2,085,766	5,254,718
P. B. Mulhollem	157,563	3.55	11.30	8/8/2012	1,137,688	2,866,205
D. J. Smith	51,208	1.15	11.30	8/8/2012	369,749	931,517
W. H. Camp	51,208	1.15	11.30	8/8/2012	369,749	931,517
J. D. Rice	51,208	1.15	11.30	8/8/2012	369,749	931,517

(1)	For the period July 1, 2002 through June 30, 2003 the Executive Officers named above were granted incentive and non-qualified stock options which become exercisable in nine equal annual installments commencing on the first anniversary of the grant date of such options.

(2)	The hypothetical potential appreciation shown in these columns reflects the required calculations at annual rates of 5% and 10% set by the Securities and Exchange Commission, and is not intended to represent either historical appreciation or anticipated future appreciation of the Company’s Common Stock price.

Aggregated Option Exercises in Fiscal Year and Fiscal Year-End Option Values(1)

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at Fiscal		In-the-Money Options at
			Year-End(#)		Fiscal Year-End($)
	Shares Acquired	Value
Name	on Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable

G. A. Andreas	-0-	-0-	449,532	1,215,641	611,064	1,073,931
P. B. Mulhollem	-0-	-0-	104,479	377,844	137,570	390,203
D. J. Smith	-0-	-0-	85,972	215,970	121,236	193,448
W. H. Camp	-0-	-0-	90,083	163,740	93,708	124,072
J. D. Rice	-0-	-0-	114,366	236,582	150,310	207,784

(1)	Table reflects adjustments for stock dividends paid and stock splits effected to date.

Equity Compensation Plan Information

Number of Securities
	Number of Securities		Remaining Available for
	to be Issued Upon	Weighted-average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding Options,	Outstanding Options,	Plans (Excluding
	Warrants and	Warrants and	Securities Reflected in
Plan Category	Rights(a)	Rights(b)	Column (a))(c)

Equity Compensation Plans Approved by Security Holders	14,463,241	$11.54	25,589,563	(1)

(1)	Consists of 351,631 shares available for issuance pursuant to the Company’s 1999 Incentive Compensation Plan; 25,000,000 shares available for issuance pursuant to the Company’s 2002 Incentive Compensation Plan; and 237,932 shares available for issuance pursuant to the Company’s 1996 Stock Option Plan, all as of June 30, 2003.

      The Company does not have any equity compensation plans that have not been approved by the Stockholders.

Pension Plan Table

      The Company has a Retirement Plan for Salaried Employees (the “Plan”). The Company made a contribution to the Plan for calendar and Plan year 2002 in excess of the required minimum ERISA contribution. The following table shows the estimated annual benefits payable as a life annuity, upon normal retirement, to persons in specified salary and years-of-service classifications:

	For Years of Credited Service Shown Below

5 Year Average Base Compensation	10	20	30	35

$ 400,000	$67,582	$135,164	$202,745	$212,745
600,000	102,582	205,164	307,745	322,745
800,000	137,582	275,164	412,745	432,745
1,000,000	172,582	345,164	517,745	542,745
1,200,000	207,582	415,164	622,745	652,745
1,400,000	242,582	485,164	727,745	762,745
1,600,000	277,582	555,164	832,745	872,745
1,800,000	312,582	625,164	937,745	982,745
2,000,000	347,582	695,164	1,042,745	1,092,745
2,200,000	382,582	765,164	1,147,745	1,202,745
2,400,000	417,582	835,164	1,252,745	1,312,745
2,600,000	452,582	905,164	1,357,745	1,422,745
2,800,000	487,582	975,164	1,462,745	1,532,745
3,000,000	522,582	1,045,164	1,567,745	1,642,745
3,200,000	557,582	1,115,164	1,672,745	1,752,745
3,400,000	592,582	1,185,164	1,777,745	1,862,745

      The pension amount is based on the final average monthly compensation (average of the 60 consecutive months of the last 180 months which produce the highest average). For purposes of the Plan, the term “compensation” is defined as base compensation (“Salary” as shown in the Summary Compensation Table) paid during the Plan year. The pension amount is calculated as follows: final average monthly compensation times 36% plus 16.5% of final average compensation in excess of Social Security covered compensation for the first 30 years of service plus 0.5% of final average compensation for each year in excess of 30 years of service and additional early retirement reduction when the pension commences prior to age 65. The Plan does not include a Social Security offset. The normal retirement age under the Plan is age 65 with 5 years of service. The 5 year average compensation for purposes of the Plan of each of the five highest paid Executive Officers of the Company and the number of years of service rounded to the nearest year and credited to each of them under the Plan was as follows: G. A. Andreas $2,496,917 (30 years); P. B. Mulhollem $854,039 (11 years); D. J. Smith $507,033 (22 years); W. H. Camp $467,668 (26 years); and J. D. Rice $554,843 (27 years).

      Various provisions of the Internal Revenue Code of 1986, as amended, limit the amount of benefits payable under a qualified pension plan. When these limits operate to reduce a pension benefit payable under the Plan, the Company will provide additional amounts so that the total annual pension will be as provided in the Plan.

Report of the Compensation Committee

      The Compensation Committee reviews and establishes the compensation of the officers of the Company, approves the direct annual compensation to any employee in the amount of $200,000 or more, approves awards to employees pursuant to the incentive compensation plans of the Company, and approves modifications in the employee benefit plans with respect to the benefits salaried employees receive under such plans. The Compensation Committee is comprised of three independent directors. All actions of the Compensation Committee are submitted to the Board of Directors of the Company for ratification.

      The objective of the Company’s compensation program is to provide annual compensation to the employees and executives of the Company that is competitive with that for comparable employment, responsibilities and performance in major industries on a worldwide basis. The Compensation Committee, whose members are investors and business leaders, is generally familiar with compensation packages offered by peer group companies. The Compensation Committee also familiarizes itself with various forms and types of remuneration from general news reports, periodicals and reports of other public corporations, as well as by consultation with compensation experts from nationally recognized firms. In determining an officer’s or other employee’s compensation, the Compensation Committee considers, in addition to these factors, the individual’s job performance, the Company’s ability to pay and growth record, cost of living increases, and in the case of all individuals except the Chief Executive, the recommendations of management and the individual’s supervisors.

      The compensation program of the Company consists principally of salary and from time-to-time, not necessarily annually, an award of stock options or other form of long-term incentive compensation. Historically, stock options have been granted at the market price on the date granted and are exercisable in increments over a five or ten year term and awards of restricted stock have had time-based restrictions for a period of three years. The reportable compensation of all employees is adjusted to reflect the personal use, if any, of Company-owned facilities.

      The compensation for the Chief Executive was established by the Committee considering all of the factors previously described in this Report. The Committee proposed and the Board of Directors approved an increase in the annual salary for the Chief Executive to $2,860,000 and granted stock options to him for 288,866 shares of Company stock, exercisable in increments between 2003 and 2012, and awarded 201,810 shares of restricted stock. The strike price for these stock options was at the market price of the Company’s stock on the date of grant. The term of restriction relative to the award of restricted stock is three years from the date of the award. The Corporate Governance Committee, comprised of non-management directors, evaluates the performance of the Chief Executive. The evaluation of the Corporate Governance Committee is then forwarded to the Compensation Committee which establishes the compensation for the Chief Executive.

      Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation paid in excess of $1,000,000 annually to each of the Company’s Chief Executive and four other most highly-compensated executive officers except for qualifying “performance-based” compensation. A portion of the compensation paid to certain of the Company’s executive officers will be subject to the deduction limitation. In order to retain the flexibility to compensate its executive officers in a competitive environment in accordance with the principles discussed above, the Committee believes that it would be inadvisable to adopt a strict policy of compliance with the performance-based compensation exception to Section 162(m). The Committee will continue to consider future opportunities for compliance with this exception to Section 162(m) that it feels are in the best interests of the Company and its stockholders. The Committee believes that the amount of any expected loss of a tax deduction under Section 162(m) will be insignificant to the Company’s overall tax position.

O. G. Webb, Chairman
R. S. Joslin
J. K. Vanier

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

AMONG ARCHER-DANIELS-MIDLAND COMPANY (ADM),
THE S&P PACKAGED FOODS INDEX
AND THE S&P 500 INDEX

*	$100 invested on 06/30/98 in stock or index including reinvestment of dividends. Fiscal year ended June 30.

Graph produced in accordance with SEC regulations by Research Data Group, Inc.

Certain Relationships and Related Transactions

      During the fiscal year ended June 30, 2003, the Company retained the services of the law firm of Ogilvy Renault of which M. Brian Mulroney, a director of the Company, is the senior partner. The Company may continue to retain the services of, and refer specific matters to, this firm during the next fiscal year.

      On November 14, 2002, the Company purchased 1,657,025 shares of the Company’s Common Stock from David Mimran, a director of the Company, at a price of $13.71 per share, the then current market price at the time of the transaction.

      During the last fiscal year, two trusts in which G. Allen Andreas, Chairman and Chief Executive of the Company is one of three trustees, were indebted to Hickory Point Bank & Trust fsb (“HPB”). The largest aggregate amount outstanding during such fiscal year was $1,100,925 and the amount outstanding as of September 12, 2003 was $1,111,997. HPB is a wholly-owned subsidiary of the Company. Such indebtedness arose from guaranties by such trusts of HPB’s loans to a company owned by two stepsons of a deceased first cousin of Mr. Andreas, each the beneficiary of one of the trusts. Mr. Andreas had no involvement in or knowledge of the loans or the guaranties by the trusts at the time of the transaction. Such loans were made in the ordinary course of HPB’s business on substantially the same terms as those prevailing at the time for comparable transactions with wholly-unrelated parties and did not involve an unacceptable risk of collectibility. This indebtedness bears interest at a variable rate per annum equal to the prime rate of interest plus  1/2% with a default rate equal to the prime rate of interest plus 2.5%. As of the date of this Proxy Statement, the loans are in arrears and remain outstanding. HPB is pursuing normal collection actions in accordance with its policy.

Report of the Audit Committee

      The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders relating to the Company’s financial statements and the financial reporting process, preparation of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the Board. The Audit Committee assures that the corporate information gathering and reporting systems developed by management represent a good faith attempt to provide senior management and the Board of Directors with information regarding material acts, events and conditions within the Company. In addition, the Audit Committee is directly responsible for the appointment, compensation and oversight of the independent auditors. The Audit Committee is comprised of five (5) independent directors, all of whom are financially literate and one of whom, R.S. Joslin, the Chairman of the Audit Committee, has been determined by the Board of Directors to be a “financial expert” as that term has been defined by the Securities and Exchange Commission.

      Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, the development and selection of the critical accounting estimates, and the clarity of disclosures in the financial statements. Also, the Audit Committee discussed with management education concerning and compliance with the policies and procedures of the Company as well as federal and state laws.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures required by Independence Standards Board Standard No. 1. The Audit Committee adopted an Audit and Non-audit Services Pre-Approval Policy and considered the compatibility of non-audit services with the independent auditors’ independence. The Audit Committee recommended to the Board of Directors (and the Board has approved) a hiring policy related to current and former employees of the independent auditor. The Audit Committee appointed Ernst & Young LLP as independent auditor for the fiscal year ending June 30, 2004.

      The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s accounting and financial controls, and the overall quality of the Company’s financial reporting. The Audit Committee held four meetings during fiscal year 2003.

      In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2003 for filing with the Securities and Exchange Commission.

R. S. Joslin, Chairman
H. de Boon
M.H. Carter
D. J. Mimran
A. Young

Auditors

      The Audit Committee has engaged the services of Ernst & Young LLP, independent auditors, for the fiscal year ending June 30, 2004. Under the Sarbanes-Oxley Act of 2002 and related rulemaking, the Audit Committee is now required to appoint and directly oversee the Company’s independent auditors. In light of these requirements, the Audit Committee has determined not to submit the appointment of Ernst & Young LLP to the Stockholders for ratification. Representatives of Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Fees Paid to Independent Auditors

      The following table shows the aggregate fees billed to the Company by Ernst & Young LLP for services rendered during the fiscal years ended June 30, 2003 and 2002:

	Amount($)

Description of Fees	2003	2002

Audit Fees(1)	$4,800,000	$4,214,000
Audit-Related Fees(2)	265,000	176,000
Tax Fees(3)	4,705,000	12,532,000
All Other Fees(4)	—	72,000

Total	$9,770,000	$16,994,000

(1)	Includes fees for audit of annual financial statements and reviews of the related quarterly financial statements.

(2)	Includes fees for certain statutory audits, accounting and reporting assistance and audit related work in connection with employee benefit plans of the Company.

(3)	Includes fees related to tax planning advice, tax return preparation, and expatriate tax services.

(4)	Includes fees related to miscellaneous accounting support services.

Section 16(a) Beneficial Ownership Reporting Compliance

      Based solely upon a review of copies of reports furnished to the Company during the fiscal year ended June 30, 2003, the following person filed the number of late reports or failed to file reports representing the number of transactions set forth after his name: J. G. Reed, Jr. 1 report/1 transaction.

Deadline for Submission of Stockholder Proposals

      Proposals of Stockholders intended to be presented at the next Annual Meeting and desired to be included in the Company’s Proxy Statement for that meeting must be received by the Secretary, Archer-Daniels-Midland Company, 4666 Faries Parkway, Decatur, Illinois, 62526-5666, no later than May 25, 2004, in order to be included in such Proxy Statement. Generally, if written notice of any Stockholder proposal intended to be presented at the next Annual Meeting is not delivered to the Secretary at the above address between August 8, 2004 and September 7, 2004 (or, if the next Annual Meeting is called for a date that is not within the period from October 7, 2004 to December 6, 2004, if such notice is not so delivered by the close of business on the tenth day following the earlier of the date on which notice of the date of such Annual Meeting is mailed or public disclosure of the date of such Annual Meeting is made), or if such notice does not contain the information required by Section 1.4(c) of the Company’s Bylaws, the chair of the Annual Meeting may declare that such Stockholder proposal be disregarded.

Other Matters

      It is not contemplated or expected that any business other than that pertaining to the subjects referred to in this Proxy Statement will be brought up for action at the meeting, but in the event that other business does properly come before the meeting calling for a Stockholders’ vote, the named proxies will vote thereon according to their best judgment in the interest of the Company.

By Order of the Board of Directors
ARCHER-DANIELS-MIDLAND COMPANY
D. J. Smith, Secretary

September 22, 2003

Annual Meeting of Stockholders
Thursday, November 6, 2003
11:00 a.m. C.S.T.
James R. Randall Research Center
1001 Brush College Road
Decatur, IL 62526

2003 ANNUAL MEETING
ADMISSION TICKET

Please present this ticket for admittance of the stockholder(s) named above. Admittance will be based upon availability of seating.

Instructions for Voting Your Proxy

This proxy covers all Archer-Daniels-Midland Company shares you own in any of the following ways (provided the registrations are identical):

•	Shares held of record

•	ADM Dividend Reinvestment Plan

•	ADM 401(k) Plan for Hourly Employees

•	ADM Employee Stock Ownership Plan for Salaried Employees

•	ADM Stock Purchase Plan for Salaried Employees-Canada

•	ADM Employee Stock Ownership Plan for Hourly Employees

•	ADM Stock Purchase Plan for Hourly Employees-Canada

•	ADM 401(k) Plan for Salaried Employees

•	ADM Stock Purchase Plan

We are now offering stockholders three alternative ways of voting this proxy:

•	By Telephone (using a touch tone telephone)

•	Through the Internet (using a browser)

•	By Mail (traditional method)

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

TELEPHONE VOTING Available only until 5:00 p.m. Eastern time on November 5, 2003

•	This method of voting is available for residents of the U.S. and Canada

•	On a touch tone telephone, call TOLL FREE 1-800-850-5909, 24 hours a day, 7 days a week

•	You will be asked to enter ONLY the CONTROL NUMBER shown below

•	Have your proxy card ready, then follow the prerecorded instructions

•	Your vote will be confirmed and cast as you directed

INTERNET VOTING Available only until 5:00 p.m. Eastern time on November 5, 2003

•	Visit the Internet voting website at http://proxy.georgeson.com

•	Enter the COMPANY NUMBER and CONTROL NUMBER shown below and follow the instructions on your screen

•	You will incur only your usual Internet charges

VOTING BY MAIL Simply mark, sign and date your proxy card and return it in the postage-paid envelope

•	If you are voting by telephone or the Internet, please do not mail your proxy card

COMPANY NUMBER	CONTROL NUMBER

TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE

☒	Please mark votes as in this example.

This proxy, when properly executed, will be voted in the manner directed below. If no direction is made, this proxy will be voted “FOR” Item 1.

Archer-Daniels-Midland Company’s Board of Directors recommends a vote “FOR” Item 1.

		FOR	WITHHOLD
		all nominees	AUTHORITY
		listed (except	to vote all
1.	Election of Directors	as indicated)	nominees listed
G.A. Andreas, M.H. Carter, R.S. Joslin, D.J. Mimran,
	P.J. Moore, M.B. Mulroney, J.K. Vanier, O.G. Webb,	☐	☐
K.R. Westbrook

(Instruction: To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list above.)

2.	In their discretion, upon any other business that may properly come before the meeting.

DATE:                                           , 2003

SIGNATURE(S)

IMPORTANT: Please sign exactly as your
name(s) appear(s) below. When shares are
held by joint tenants, both should sign. When
signing as attorney, executor, administrator,
trustee or guardian, please give full title as
such. If a corporation, please sign in full
corporate name by President or other
authorized officer. If a partnership, please sign
in partnership name by authorized person.

PLEASE DETACH PROXY CARD HERE

ARCHER-DANIELS-MIDLAND COMPANY
This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders on November 6, 2003

P
R
O
X
Y

This proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder. If no direction is made, this Proxy will be voted “FOR” Item 1. The undersigned hereby appoints G.A. Andreas, M.H. Carter, and O.G. Webb as Proxies, with the power of substitution, to represent and to vote, as designated below, all the shares of the undersigned held of record on September 12, 2003, at the Annual Meeting of Stockholders to be held on November 6, 2003 and any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 1.

(Important — To be signed and dated on reverse side)